UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

SECTOR 5, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181742	45-5042353
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

612 Hillstock Court, Patterson, CA 95363

(Address of principal executive office)

(702) 287-1272

(Registrant's telephone number, including area code)

2186 Darby Street, Escondido, CA 92025

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant

Effective December 31, 2014, the board of directors issued Rafael Solorio 15,000,000 common shares of stock for appointment as an officer and director.

Effective December 31, 2014 and following the issuance of the common shares; the board of directors cancelled Jeannie Bacal’s 15,000,000 common shares of stock and returned them to treasury.

As a result of the issuance and cancellation; Rafael Solorio now owns approximately 75% of the total outstanding shares of our Common Stock.

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

Effective December 31, 2014, Rafael Solorio was elected to the board of directors.

Effective December 31, 2014, Rafael Solorio was appointed as Chief Executive Officer, Secretary and Treasurer.

Effective December 31, 2014, Jeannie Bacal resigned as Chief Executive Officer, President, Secretary, Treasurer and Director.

Rafael Solorio: 2013 to present, Mr. Solorio has been President and CEO of JB Clothing Corp. whose mission is to bring new, innovative designs to the marketplace in all sectors of fashion. Everything from the latest in Urban Street Apparel, catering to all the latest fashion craves from ages 15 to 50. Solorio has been heading operations since inception and is responsible for the design of several new lines of clothing soon to be released.

Mr. Solorio has not held directorship during the past five years in any publically traded company.

Mr. Solorio is an expert in Social Media Marketing with thousands of followers across several Social Media platforms.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECTOR 5, INC.

Date: January 6, 2015	By:	/s/ Rafael Solorio
Rafael Solorio
Chief Executive Officer